                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    The Dow Chemical Company

Address of Joint Filer:                 2211 H.H. Dow Way, Midland,
                                        Michigan 48674

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker or Trading       AgroFresh Solutions, Inc. [AGFS]
Symbol:

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                       10/4/2018

Designated Filer:                       DowDuPont Inc.